UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2025

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

American Stainless Tubing, LLC. Divestiture

On June 23, 2025, Ascent Industries Co. (“Ascent”) and its wholly-owned subsidiary American Stainless Tubing, LLC. ("ASTI"), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which they sold substantially all of the assets related to ASTI to First Tube, LLC., a Texas limited liability company and wholly-owned subsidiary of Triple-S Steel Holdings, Inc (the “Purchaser”). The consideration for the transaction is approximately $16 million of cash proceeds subject to certain closing adjustments. The transaction is expected to close on June 30, 2025. The Purchase Agreement contains customary representations, warranties and limited indemnification by Ascent and ASTI.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to (a) the other items of this Current Report on Form 8-K and (b) the Purchase Agreement, which is filed herewith as Exhibit 2.1, and is incorporated by reference herein. A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the Purchase Agreement contains representations, warranties and covenants that were made as of specific dates and only for the benefit of the parties to the Purchase Agreement and are qualified by information included in confidential disclosure schedules. Moreover, certain representations, warranties and covenants in the Purchase Agreement were made for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations, warranties and covenants in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the parties to the agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this report is hereby incorporated herein by reference.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement by and among First Tube, LLC., American Stainless Tubing, LLC., and Ascent Industries Co. dated as of June 23, 2025
99.1	Press Release dated June 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of the exhibit have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential. Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant undertakes to furnish the omitted information and schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: June 25, 2025	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer